CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" in this Registration Statement on Form N-1A of Dreyfus Tax Exempt Cash Management Funds (comprising, Dreyfus New York AMT-Free Municipal Cash Management) to be filed on or about March 26, 2008.

/S/ ERNST & YOUNG LLP

New York, New York

March 25, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 28, 2008 on the financial statements and financial highlights of BNY Hamilton New York AMT-Free Municipal Money Fund, a series of BNY Hamilton Funds, Inc. Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of Dreyfus Tax Exempt Cash Management Funds. We also consent to the references to our Firm in such Registration Statement.

/s/ TAIT WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 27, 2008